Exhibit 10.1

AMENDMENT NO. 1
THIS AMENDMENT NO. 1, dated as of February 28, 2017 (this “Amendment”), of the Credit Agreement referenced below is by and among HURON CONSULTING GROUP INC., a Delaware corporation, as Borrower, the Guarantors identified herein, and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
W I T N E S S E T H
WHEREAS, a credit facility has been established in favor of the Borrower pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of March 31, 2015 (as amended and modified, the “Credit Agreement”) by and among Huron Consulting Group Inc., a Delaware corporation, as Borrower, certain subsidiaries of Huron Consulting Group Inc., as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;
WHEREAS, the Borrower has requested an amendment of the Credit Agreement in certain respects; and
WHEREAS, the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendment. The Credit Agreement is amended in the following respects:
1.1    In Section 1.01 (Defined Terms) the following terms are amended or added to read as follows:
“Applicable Percentage” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

		Revolving Loans and Term Loan
Pricing Tier	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee
4	> 3.25:1.0	2.00%	1.00%	2.00%	0.30%
3	> 2.75:1.0 but ≤ 3.25:1.0	1.75%	0.75%	1.75%	0.25%
2	> 1.75:1.0, but ≤ 2.75:1.0	1.50%	0.50%	1.50%	0.20%
1	≤ 1.75:1.0	1.25%	0.25%	1.25%	0.15%
Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 7.02(b). The Applicable Percentage in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending March 31, 2015 shall be determined based upon

Pricing Tier 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 2.10(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swing Line Lender and the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America

Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    A new Section 6.24 is hereby added to read as follows:
6.24    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
1.3    Section 8.11(b) is amended to read as follows:
(b)    Consolidated Leverage Ratio. As of the end of each fiscal quarter, the Consolidated Leverage Ratio will be not greater than:

Fiscal Quarters
Fiscal Years	March 31	June 30	September 30	December 31
2015	3.50:1.0	3.50:1.0	3.50:1.0	3.50:1.0
2016	3.50:1.0	3.25:1.0	3.25:1.0	3.25:1.0
2017	3.75:1.0	3.75:1.0	3.75:1.0	3.75:1.0
2018	3.75:1.0	3.50:1.0	3.25:1.0	3.25:1.0
2019 and thereafter	3.50:1.0	3.25:1.0	3.25:1.0	3.25:1.0
1.4    A new Section 11.22 is hereby added to read as follows:
11.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;
(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 2.    Representations and Warranties, No Default. Each of the Loan Parties hereby represents and warrants that as of the effective date of this Amendment, (i) no Default or Event of Default exists and is continuing, and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.
Section 3.    Effectiveness. This Amendment shall become effective on the date that the following conditions have been satisfied:
3.1.Consents. The Administrative Agent shall have received (a) signed consents to this Amendment from the Required Lenders, and (b) executed signature pages hereto from each Loan Party;
3.2.Fees and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel), on or before the date hereof;
3.3.Legal Opinions. The Administrative Agent shall have received a favorable legal opinion from Barnes & Thornburg, LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent; and
3.4.Closing Certificates. The Administrative Agent shall have received from the Loan Parties certified copies of resolutions and Organization Documents, or “no change” certifications from the deliveries made on the Closing Date, and updated incumbency certificates and specimen signatures, as appropriate.
Section 4.    Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its Guaranteed Obligations under and in respect of the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Loan Documents, except as expressly set forth therein.
Section 5.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 6.Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
Section 7.Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.
Section 8.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9.Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent, the Swing Line Lender or the L/C Issuer, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan

Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the effective date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	HURON CONSULTING GROUP INC., a Delaware corporation By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer
GUARANTORS:	HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer
HURON CONSULTING SERVICES LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer
HURON MANAGEMENT SERVICES LLC, formerly known as WELLSPRING MANAGEMENT SERVICES LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer
HURON DEMAND LLC, a Delaware limited liability company By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer
HURON TECHNOLOGIES INC., a Delaware corporation By: /s/ JOHN D. KELLY Name: John D. Kelly Title: EVP, CFO and Treasurer

AMENDMENT NO. 1
HURON CONSULTING GROUP INC.

STUDER HOLDINGS, INC.,
a Delaware corporation
By:      /s/ JOHN D. KELLY
Name: John D. Kelly
Title: EVP, CFO and Treasurer

THE STUDER GROUP, L.L.C.,
a Florida limited liability company
By:      /s/ JOHN D. KELLY
Name: John D. Kelly
Title: EVP, CFO and Treasurer

AMENDMENT NO. 1
HURON CONSULTING GROUP INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent By: /s/ MARIA A. MCCLAIN Name: Maria A. McClain Title: Vice President

AMENDMENT NO. 1
HURON CONSULTING GROUP INC.